Exhibit 5.1

September 15, 2020

Enzon Pharmaceuticals, Inc.

20 Commerce Drive (Suite 135)

Cranford, New Jersey 07016

Re:	Registration of Securities of Enzon Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as counsel to Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-248528), as amended, filed with the Securities and Exchange Commission (the “Commission”) (collectively, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s registration of:

(i)	transferable subscription rights (the “Subscription Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of the Company’s common stock, $0.01 par value per share (the “Common Stock”); for every 1,105 Subscription Rights held, the holder will be entitled to purchase one Unit at a subscription price per Unit of $1,090;

(ii)	40,000 units (the “Units”) issuable upon exercise of the Subscription Rights, each Unit consisting of one share of newly designated Series C Preferred Stock, par value $0.01 per share (the “Preferred Shares”), and 750 shares of Common Stock (the “Unit Shares” and collectively with the Subscription Rights, the Units, and the Preferred Shares, the “Securities”);

(iii)	30,000,000 Unit Shares; and

(iv)	40,000 Preferred Shares.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) any certificates representing the Securities to be issued pursuant to the Rights Offering, as applicable, will be duly executed and delivered; (vi) the Certificate of Designation of the Preferred Stock, the form of which was filed with the Commission as an exhibit to the Company’s Amendment No. 1 to the Registration Statement on September 15, 2020 (the “Certificate of Designation”), will be filed with the Secretary of State of the State of Delaware; and (vii) the Company will have reserved from its authorized but unissued and unreserved shares of Common Stock a number sufficient to issue all Unit Shares and, notwithstanding such reservation, the issuance of any Unit Shares will not exceed the number of then-authorized shares of Common Stock.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1.	The Subscription Rights have been duly authorized and, when duly executed and delivered by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of materiality, reasonableness, good faith and fair dealing.

Enzon Pharmaceuticals, Inc.

September 15, 2020

2.	The Units have been duly authorized and, when issued upon exercise of the Subscription Rights in accordance with the terms of the Subscription Rights, will be validly issued, fully paid and nonassessable.

3.	The Unit Shares comprising a part of each Unit have been duly authorized and, when issued in accordance with the terms of the Rights Offering, will be validly issued, fully paid and nonassessable.

4.	The Preferred Shares comprising a part of each Unit have been duly authorized and, when issued in accordance with the terms of the Rights Offering and in accordance with the Certificate of Designation, will be validly issued, fully paid and nonassessable.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ Thompson Hine LLP
THOMPSON HINE LLP